Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Edward Jones Money Market Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for the period ended February 28, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for the stated period.

/s/ Colleen R. Dean	/s/ Aaron Masek
Colleen R. Dean	Aaron Masek
Principal Executive Officer	Principal Financial Officer
Edward Jones Money Market Fund	Edward Jones Money Market Fund

Dated: April 23, 2025	Dated: April 23, 2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Edward Jones Money Market Fund for purposes of Section 18 of the Securities Exchange Act of 1934.